SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

Ovintiv Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Proxy Statement

for the 2021 Annual Meeting of Shareholders of Ovintiv Inc.

April 16, 2021

At the 2021 Annual Meeting of Shareholders (the “Meeting”) of Ovintiv Inc. (“Ovintiv” or the “Company”) to be held virtually on April 28, 2021 at 10:00 a.m. (Mountain time), shareholders of the Company are being asked, among other things, to vote on a proposal to approve the compensation of Ovintiv’s named executive officers on a non-binding, advisory basis, as disclosed in Ovintiv’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2021 (the “Proxy Statement”). This Supplement to the Proxy Statement (this “Supplement”) contains information to supplement “Item 2. Advisory Vote to Approve Compensation of Named Executive Officers” of the Proxy Statement. Ovintiv is providing this Supplement as additional context to help you evaluate the compensation provided to Mr. Hill in connection with his departure from the Company in June 2020.

As previously disclosed, in June 2020, Ovintiv undertook a plan to reduce its workforce by approximately 25 percent as part of a company-wide reorganization in response to the low commodity price environment resulting from the global pandemic and the Company’s planned reductions in capital spending, as well as to better align staffing levels and organizational structure with the Company’s planned activity levels. The Company incurred restructuring charges of $90 million in 2020 in connection with or related to the reduction in workforce and expects total restructuring charges to be approximately $95 million. As was also previously disclosed, David G Hill, a named executive officer in 2020 who had served as the Company’s Executive Vice-President, Land & Exploration, departed from Ovintiv as of June 30, 2020 and that position was eliminated. Mr. Hill’s departure from Ovintiv was part of the previously announced reduction in workforce and the severance Mr. Hill received in connection with his departure, which is disclosed in the Proxy Statement, was consistent, relative to Mr. Hill’s position and years of service, with severance paid to other employees who departed the Company in connection with the reduction in workforce.

The Board of Directors recommends that you vote in favor of the proposal to approve the compensation of Ovintiv’s named executive officer’s on a non-binding, advisory basis as disclosed in the Proxy Statement, as supplemented by this Supplement.

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the Internet by following the directions on your proxy card. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of March 4, 2021 can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2021. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.